EXHIBIT 10.24


                        TERMINATION AND RELEASE AGREEMENT

         This Termination and Release Agreement ("Agreement") is made and entered into as of this 1st day of December, 2000, by and between eDiets.com, Inc ("eDiets"), and iVillage, Inc. ("iVillage") with reference to the following facts, circumstances and understandings:

         A. On July 1, 2000, eDiets and iVillage entered into a written Sponsorship Agreement ("the click thru Sponsorship Agreement") whereby iVillage agreed to feature and promote on a click -thru basis throughout the iVillage Network.

         B. eDiets and iVillage have each determined that it is in the best interests of both parties to terminate the click thru Sponsorship Agreement as of November 1, 2000.

         The parties hereto now wish to terminate the click thru Sponsorship Agreement as of November 1, 2000 on the terms set forth herein.


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                                    AGREEMENT

         Based on the foregoing, for good and valuable consideration, receipt of said consideration being hereby acknowledged, it is agreed as follows:

         1. Payment by ediets. Within five (5) days following receipt by iVillage of a counterpart of this Agreement fully executed by ediets, ediets shall pay to iVillage the sum of One Hundred and Three Thousand, One Hundred and Forty Eight Dollars and Seventy Six Cents ($103,148.76) by wire transfer to "iVillage." This sum shall represent the compensation due to iVillage for 66,121 "click throughs" delivered to ediets by iVillage under the click thru Sponsorship Agreement for the period of October 1, 2000 through the Effective Date of this Termination and Release, at a rate of $1.56 per click

         2. Mutual Release. Each of the parties hereto, on behalf of themselves and their employees, agents, affiliates, and each of them, hereby mutually releases the other party hereto and their past, present and future employees, directors, officers, representatives, attorneys, affiliates, and servants, and each of them, to and from any and all claims, demands, causes of action, obligations, damages and liabilities, whether or not now known, suspected or claimed, relating to the click through Sponsorship Agreement and the matters set forth in paragraphs A-B above, which any of the parties ever had, now has or claims to have had against any other party herein released up to and including the date of this Agreement, including without limitation any claims for costs or attorneys' fees, whether asserted prior to or after the execution of this Agreement, excepting only the covenants and obligations set forth in this Agreement.

         3. Warranty of Authority. Each of the parties hereto represents and warrants that:

                  A. It has the right and authority to release the claims, agree to all matters set forth herein, and execute this Agreement; and

                  B. It has not sold, assigned, transferred, conveyed, hypothecated, encumbered or otherwise disposed of an interest in any of the claims or demands relating to any subject matter covered by this Agreement and is the sole owner of the claims or demands.

         4. Covenant Not to Sue. Each party hereby covenants and agrees never to commence, prosecute or cause, permit, or advise to be commenced or prosecuted against any party herein released, any action at law or equity, or other proceedings, based upon any of the claims covered by or referred to in paragraphs A-B of this Agreement. If any such prohibited action or proceeding is instituted, this Agreement may be pleaded as a full and complete defense thereto.


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         5.       Successors and Assigns. All covenants and agreements herein shall bind and inure to the benefit of the respective successors, assigns, representatives, employees, transferees, directors, officers, attorneys, parent companies, subsidiaries, divisions, partners and joint ventures of the parties hereto.

         6. Attorneys' Fees. Each party shall bear its own costs and attorneys' fees incurred in the disputes hereby resolved except as provided herein. If any party hereto shall bring an action against any other party hereto, or otherwise seek to enforce this Agreement, by reason of the breach of any covenant, warranty, representation or condition of this Agreement, or otherwise arising out of this Agreement, whether for declaratory or other relief, the prevailing party in such suit shall be entitled to its costs of suit and attorneys' fees.

         7. Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

         8. Entire Agreement. This Agreement is the entire agreement and understanding between and among the parties. No party has relied upon any other communication whatsoever in entering into this Agreement. Each party understands and agrees that this Agreement may not be altered, amended, modified or otherwise changed in any respect or particular except in writing, duly executed by each of the parties to this Agreement. This Agreement shall be governed by the laws of the State of California, excepting principles of conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

                                            eDiets.com, Inc.
                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------


                                            iVillage, Inc..

                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------


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